EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Fourth Quarter and Fiscal Year 2019 Financial Results

Total Annual Revenue Grew to $43.3 million, a 65% Increase over Fiscal 2018

Total Fourth Quarter Revenue Grew to $12.3 million, a 67% Increase over Fourth Quarter 2018

PITTSBURGH, PA, March 5, 2020 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its fourth quarter and fiscal year ended December 31, 2019.

“The Company’s fiscal 2019 was an extremely positive year and exciting time for us, as we delivered strong revenue growth, profits, and cash flow from operations throughout the year,” said William W. Smith, Jr., President and CEO of Smith Micro. “We begin 2020 with a strong tailwind, a more diversified customer base, and overall enhanced product portfolio for our flagship SafePath platform, as we look to expand our leadership in the value-added services market within the mobile operators space.”

Fourth Quarter 2019 Financial Results

Smith Micro reported revenue of $12.3 million for the fourth quarter ended December 31, 2019, compared to $7.4 million reported in the fourth quarter ended December 31, 2018.

Fourth quarter 2019 gross profit was $11.3 million compared to $6.4 million reported in the fourth quarter of 2018.

Gross profit as a percentage of revenue was 92 percent for the fourth quarter of 2019 compared to 87 percent for the fourth quarter of 2018.

Generally accepted accounting principles in the United States (“GAAP”) net income available to common stockholders for the fourth quarter of 2019 was $3.7 million, or $0.09 diluted earnings per share,

Smith Micro Software Fourth Quarter and Fiscal Year 2019 Financial Results	Page 2

compared to a GAAP net income available to common stockholders of $2.8 million, or $0.10 diluted earnings per share, for the fourth quarter of 2018.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, loss on debt extinguishment, acquisitions costs, preferred stock dividends, and a normalized tax expense) for the fourth quarter of 2019 was $3.3 million, or $0.08 diluted earnings per share, compared to a non-GAAP net income of $939 thousand, or $0.03 diluted earnings per share, for the fourth quarter of 2018.

Fiscal Year 2019 Financial Results

Smith Micro reported revenue of $43.3 million for the year ended December 31, 2019, compared to $26.3 million reported for the year ended December 31, 2018.

Gross profit for the year ended December 31, 2019 was $39.4 million compared to $22.0 million reported for the same period in 2018.

Gross profit as a percentage of revenue was 91 percent for the year ended December 31, 2019 compared to 84 percent for the year ended December 31, 2018.

GAAP net income available to common stockholders for the year ended December 31, 2019 was $10.6 million, or $0.29 diluted earnings per share, compared to a GAAP net loss available to common stockholders of $3.1 million, or $0.14 diluted loss per share, for the same period in 2018.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, loss on debt extinguishment, transaction gains, acquisition costs, preferred stock dividends, and a normalized tax expense) for the year ended December 31, 2019 was $9.8 million, or $0.26 diluted earnings per share, compared to a non-GAAP net loss of $67 thousand, or $0.00 diluted loss per share, for the year ended December 31, 2018.

Total cash and cash equivalents at December 31, 2019 were $28.3 million. Cash flow for the quarter is primarily a result of free cash flow from operations of $4.3 million.

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss) available to common stockholders, and earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income

Smith Micro Software Fourth Quarter and Fiscal Year 2019 Financial Results	Page 3

generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, loss on debt extinguishment, transaction gains, acquisition costs, and preferred stock dividends. Additionally, since we are in a cumulative loss position, a non-GAAP income tax expense (benefit) was computed using a 24 percent tax rate for 2019 and 2018 using the Company’s normalized combined U.S. federal, state, and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income (loss) and net income (loss) on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call

Smith Micro will hold an investor conference call today, March 5, 2020 at 4:30 p.m. EDT, to discuss the Company’s fourth quarter and fiscal year 2019 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro and the Smith Micro logo are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

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Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are customer concentration, given that the majority of our sales depend on a few large customer relationships, changes in demand for our products from our customers and their end-users, changes in requirements for our products imposed by our customers or by the fourth party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Fourth Quarter and Fiscal Year 2019 Financial Results	Page 5

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Note Issue/ Discount	Fair Value Adjustments	Gain on Sale of Software Product	Loss on Debt Extinguishment	Acquisition Costs	Preferred Stock Dividends	Taxes	Non- GAAP
Three Months Ended 12/31/19
Gross profit	$11,253	$-	$-	$-	$-	$-	$-	$-	$-	$-	$11,253
Income before provision for income taxes	3,743	354	227	-	-	-	-	74	-	-	4,398
Net income available to common stockholders	3,671	354	227	-	-	-	-	74	-	(984)	3,342
Earnings per share: basic	0.10	0.01	0.01	-	-	-	-	0.00	-	(0.03)	0.09
Earnings per share: diluted	0.09	0.01	0.01	-	-	-	-	0.00	-	(0.02)	0.08

Three Months Ended 12/31/18
Gross profit	$6,424	$-	$-	$-	$-	$-	$-	$-	$-	$-	$6,424
Income before provision for income taxes	2,783	261	60	42	(2,314)	-	203	201	-	-	1,236
Net income available to common stockholders	2,767	261	60	42	(2,314)	-	203	201	34	(315)	939
Earnings per share: basic	0.10	0.01	0.00	0.00	(0.09)	-	0.01	0.01	0.00	(0.01)	0.03
Earnings per share: diluted	0.10	0.01	0.00	0.00	(0.08)	-	0.01	0.01	0.00	(0.01)	0.03

Year Ended 12/31/19
Gross profit	$39,419	$-	$-	$-	$-	$-	$-	$-	$-	$-	$39,419
Income before provision for income taxes	10,802	1,494	932	-	-	(483)	-	152	-	-	12,897
Net income available to common stockholders	10,603	1,494	932	-	-	(483)	-	152	119	(3,015)	9,802
Earnings per share: basic	0.31	0.04	0.03	-	-	(0.01)	-	0.00	0.00	(0.09)	0.28
Earnings per share: diluted	0.29	0.04	0.03	-	-	(0.00)	-	0.00	0.00	(0.08)	0.26

Year Ended 12/31/18
Gross profit	$21,952	$-	$-	$-	$-	$-	$-	$-	$-	$-	$21,952
Loss before provision for income taxes	(2,727)	935	249	239	812	-	203	201	-	-	(88)
Net loss available to common stockholders	(3,144)	935	249	239	812	-	203	201	404	34	(67)
Loss per share: basic and diluted	(0.14)	0.04	0.01	0.01	0.04	-	0.01	0.01	0.02	0.00	(0.00)

Note: Earnings (loss) per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Smith Micro Software Fourth Quarter and Fiscal Year 2019 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
		unaudited			audited
	For the Three Months			For the Year
	Ended December 31,			Ended December 31,
	2019		2018	2019		2018
Revenues	$12,278		$7,352	$43,346		$26,285
Cost of revenues	1,025		928	3,927		4,333
Gross profit	11,253		6,424	39,419		21,952

Operating expenses:
Selling and marketing	1,988		1,296	7,517		5,784
Research and development	3,194		2,103	11,682		8,602
General and administrative	2,400		2,308	9,921		8,607
Restructuring expense	40		38	194		173
Total operating expenses	7,622		5,745	29,314		23,166
Operating income (loss)	3,631		679	10,105		(1,214)
Non-operating income (expense):
Interest income (expense), net	111		(29)	228		(472)
Change in fair value of warrant liability	—		2,314	—		(812)
Gain on sale of software product	—		—	483		—
Loss on debt extinguishment	—		(203)	—		(203)
Other income (expense), net	1		22	(14)		(26)
Income (loss) before provision for income taxes	3,743		2,783	10,802		(2,727)
Income tax expense (benefit)	72		(18)	80		13
Net income (loss)	3,671		2,801	10,722		(2,740)
Less preferred stock dividends	—		(34)	(119)		(404)
Net income (loss) available to common stockholders	$3,671		$2,767	$10,603		$(3,144)

Earnings (loss) per share:
Basic	$0.10		$0.10	$0.31		$(0.14)
Diluted	$0.09		$0.10	$0.29		$(0.14)

Weighted average shares outstanding:
Basic	38,501		26,925	34,513		22,322
Diluted	41,767		27,395	36,991		22,322

Smith Micro Software Fourth Quarter and Fiscal Year 2019 Financial Results	Page 7

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash & cash equivalents	$28,268	$12,159
Accounts receivable, net	10,894	7,130
Prepaid and other assets	802	795
Total current assets	39,964	20,084
Equipment & improvements, net	2,109	865
Right-of-use assets	6,464	—
Deferred tax asset, net	94	191
Other assets	234	140
Intangible assets, net	4,535	238
Goodwill	7,797	3,685
TOTAL ASSETS	$61,197	$25,203

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,050	$1,160
Accrued payroll and benefits	2,107	1,745
Current operating lease liabilities	1,221	—
Other accrued liabilities	244	450
Deferred revenue	98	28
Total current liabilities	5,720	3,383

Operating lease liabilities	5,774	—
Deferred rent	885	723
Other long-term liabilities	134	534
Total non-current liabilities	6,793	1,257

Stockholders' Equity:
Preferred stock	—	—
Common stock	38	28
Additional paid in capital	274,041	256,626
Accumulated comprehensive deficit	(225,395)	(236,091)
Total stockholders' equity	48,684	20,563
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$61,197	$25,203

Smith Micro Software Fourth Quarter and Fiscal Year 2019 Financial Results	Page 8

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)	unaudited	audited
	For the Three Months	For the Year Ended
	Ended December 31,	December 31,
	2019	2019	2018
Operating activities:
Net income (loss)	$3,671	$10,722	$(2,740)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	344	1,341	779
Non-cash lease expense	224	954	—
Amortization of debt discounts and financing issuance costs	—	—	239
Restructuring costs	40	194	173
Provision for doubtful accounts and other adjustments to accounts receivable	16	143	(82)
Provision for excess and obsolete inventory	—	1	(16)
Loss on disposal of fixed assets	—	6	7
Stock based compensation	355	1,494	935
Deferred income taxes	97	97	213
Change in fair value of warrant liability	—	—	812
Gain on sale of software product	—	(483)	—
Loss on debt extinguishment	—	—	203
Change in operating accounts:
Accounts receivable	220	(3,811)	(1,903)
Prepaid expenses and other assets	(84)	(32)	(197)
Accounts payable and accrued liabilities	284	(417)	(1,252)
Deferred revenue	(7)	(221)	(45)
Net cash provided by (used in) operating activities	5,160	9,988	(2,874)
Investing activities:
Acquisition of Smart Retail business, net	—	(3,974)	—
Proceeds from sale of software product	7	370	—
Capital expenditures	(835)	(1,659)	(173)
Net cash used in investing activities	(828)	(5,263)	(173)
Financing activities:
Proceeds from stock sale for employee stock purchase plan	—	10	5
Proceeds from (payments related to) the issuance of common stock	—	(14)	17,600
Proceeds from exercise of common stock warrants	54	11,457	—
Proceeds from exercise of stock options	12	50	—
Repayments of short-term secured promissory notes	—	—	(1,000)
Repayments of related party notes payable	—	—	(1,200)
Repayments of notes payable	—	—	(2,000)
Dividends paid on preferred stock	—	(119)	(404)
Net cash provided by financing activities	66	11,384	13,001
Net increase in cash and cash equivalents	4,398	16,109	9,954
Cash and cash equivalents, beginning of period	23,870	12,159	2,205
Cash and cash equivalents, end of period	$28,268	$28,268	$12,159

Free cash flow:
Net cash provided by (used in) operating activities	$5,160	$9,988	$(2,874)
Capital expenditures	(835)	(1,659)	(173)
Free cash flow	$4,325	$8,329	$(3,047)